Exhibit 10.55

NEITHER THIS SECURED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, AND HAVE BEEN ISSUED AND SOLD, OR WILL BE ISSUED UPON CONVERSION, IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS, INCLUDING, WITHOUT LIMITATION, THE EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT.  NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE MAY BE SOLD OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES, (2) THIS NOTE OR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE ARE TRANSFERRED PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR RULE) OR (3) EROOMSYSTEM TECHNOLOGIES, INC. HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT, TO THE EFFECT THAT THE PROPOSED SALE OR TRANSFER OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ALL OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

 SECURED CONVERTIBLE PROMISSORY NOTE
OF
EROOMSYSTEM TECHNOLOGIES, INC.

$20,500

New York, New York

October 1, 2003

EROOMSYSTEM TECHNOLOGIES, INC., a Nevada corporation (the “Company”), for value received, hereby promises unconditionally to pay to the order of Frieda Wolman, or such person’s assigns (collectively, the “Holder”), at the address set forth in Section 11 hereof, in lawful money of the United States of America (“Dollars” or “$”) and in immediately available funds, the principal amount of Twenty Thousand Five Hundred DOLLARS ($20,500.00) (the “Principal”), plus any accrued and unpaid Interest (as defined below), in full, on the Maturity Date (as defined below).

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.

Definitions.  For the purposes of this Note:

(a)

“Board of Directors” means the Board of Directors of the Company.

(b)

“Business Day” means any day that is not a Saturday, Sunday or a legal holiday in the State of New York.

(c)

“Collateral” means all the Company’s right, title and interest in, to and under all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, general intangibles (including, without limitation, patents, trademarks, tradenames, domain names, service marks, copyrights, trade secrets, , software (including, without limitation, object and source code), any applications or registrations therefor and continuations thereof, and any good will associated therewith), goods, instruments, inventory, investment property, letter of credit rights, all books and records pertaining to any of the foregoing collateral, and all proceeds and products of, and accessions to, any of the foregoing collateral, in each case, whether now owned or hereafter acquired and wherever located.  For purposes of this Note, each category of the above-described Collateral shall have the meaning ascribed to it in Article 9 of the UCC, as amended, if defined therein.

(d)

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

(e)

“Conversion Price” means $0.05 per share.

(e)

“Event of Default” shall have the meaning assigned to such term in Section 3.

(f)

“Existing Liens” means the Liens of the Company in favor of AMRESCO Leasing Corporation, RSi BRE, Inc., Ash Capital, LLC, BFI Business Finance, Inc. and International DisplayWorks, Ltd.

(g)

“Interest” shall have the meaning assigned to such term in Section 2(b).

(h)

“Investors” shall mean, collectively, the purchasers of notes pursuant to the Note Purchase Agreement.

(i)

“Issue Date” means October 1, 2003.

(j)

“Lien” means any mortgage, pledge, lien, security interest or other charge or encumbrance of any kind.

(k)

“Maturity Date” means the earlier of (i) October 1, 2008, or (ii) at the option of the Holder (1) the date of approval by the Board of Directors of the merger of the Company with or into any third party, (2) the date of approval by the Board of Directors of the sale or lease of all or substantially all of the assets of the Company, (3) the date of the closing of any financing (other than commercial credit facilities) the gross proceeds of which are at least $1,000,000.

(l)

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of October 1, 2003, by and among the Company and the Investors.

(m)

“Proceeds” means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the sale, exchange, assignment or other disposition of Collateral.

(n)

“Secured Obligations” means the obligations of the Company under this Note, and the other Transaction Documents, including (i) all Principal of, and Interest (including, without limitation, any Interest which accrues after the commencement of any case, proceeding or other actions relating to the bankruptcy, insolvency or reorganization of the Company and any other amounts owing hereunder) on, this Note, (ii) all other amounts payable by the Company under this Note and the other Transaction Documents (including expenses incurred in connection with the enforcement of each of the Transaction Documents) and (iii) any renewals or extensions of any of the foregoing.

(o)

“Security Interest” means the security interest in the Collateral granted hereunder securing the Secured Obligations.

(p)

“Transaction Documents” has the meaning ascribed thereto in the Note Purchase Agreement.

(q)

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

1.

Principal; Interest; and Prepayment.

(a)

Principal. Unless earlier converted in accordance with the provisions hereof, the entire unpaid Principal (together will all accrued and unpaid Interest (as defined below)) shall be paid in the form of cash on the Maturity Date.  Concurrent with payment in full of this Note, including all accrued and unpaid Interest and any other amounts owing hereunder, the Holder shall surrender this Note to the Company for cancellation.

(b)

Interest.  Interest on this Note (“Interest”), during the period from the Issue Date through the Maturity Date, shall accrue at a rate equal to 8% per annum (“Initial Interest Rate”).  Interest shall be computed on the basis of a 360-day year applied to actual days elapsed.   The Interest shall accrue and not be paid out until the earlier of (i) the first 12 months following the Issue Date and (ii) the date which is 45 days after the first fiscal quarter after the Issue Date in which the Company’s sales equal or exceed its costs as determined using a breakeven analysis, and thereafter quarterly in arrears on each March 31, June 30, September 30 and December 31 during the remaining term of this Note. Notwithstanding the foregoing, upon the occurrence, and during the continuation, of an Event of Default, the Initial Interest Rate shall be increased to the maximum rate permissible under applicable law.  Unless the Interest on this Note is earlier converted into equity securities (or securities convertible into or exchangeable for equity securities) of the Company in accordance with the provisions hereof, all accrued and unpaid interest on this Note shall be due and payable in cash on the Maturity Date.  The rate of interest payable under this Note from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law.  If the rate of interest payable under this Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided hereunder, then the rate provided for hereunder shall be increased to the maximum rate permitted by applicable law for such period as required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the preceding sentence.

(c)

Prepayment.  The Principal may be prepaid by the Company at any time, upon thirty (30) days’ prior written notice to the Holder, without penalty, with Interest accrued hereunder to the date of prepayment without the consent of the Holder; provided, however that the Holder shall have the right to convert the Principal and accrued and unpaid Interest on this Note after receipt of any such notice of prepayment and on or prior to such prepayment which shall be no less than thirty (30) days thereafter.

3.

Events of Default.  If one or more of the following events (“Events of Default”) shall have occurred and be continuing:

()

the Company shall fail to pay when due any Principal of, or Interest on, this Note, or any fees or any other amount payable hereunder;

()

the Company shall fail to observe or perform any covenant or agreement of this Note, any of the other Transaction Documents, the Secured Promissory Note dated November 8, 2002 in favor of Ash Capital, LLC, or in favor of AMRESCO Leasing Corporation, RSi BRE, Inc., BFI Finance, Inc. or International DisplayWorks, Ltd.;

()

any representation, warranty, certification or statement made by the Company in any Transaction Document, or in any document delivered pursuant to any Transaction Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made);

()

judgments or orders for the payment of money shall be rendered against the Company and such judgments or orders shall be in excess of $500,000 in the aggregate and shall not have been discharged (and provision shall not have been made for such discharge) for a period of thirty days;

()

the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

(f)

an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of 60 days; or an order for relief shall be entered against the Company under the federal bankruptcy laws as now or hereafter in effect;

then, and in every such event, the Holder may, by written notice to the Company, declare the Principal (together with accrued Interest thereon and all other amounts owing hereunder) to be, and the Principal (together with accrued Interest thereon and all other amounts owing hereunder) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; provided, that in the case of any of the Events of Default specified in clause (e) or (f) above, without any notice to the Company or any other act by the Holder, the Principal (together with accrued Interest thereon and all other amounts owing hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

4.

Payments; Extension of Maturity.  Unless otherwise converted in accordance with the terms of this Note, all payments of Principal and Interest (and all other amounts owing hereunder) to be made by the Company in respect of this Note shall be made in Dollars by wire transfer to an account designated by the Holder by written notice to the Company.  All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, setoff, or counterclaim.  If the Principal and accrued and unpaid Interest become due and payable on any day other than a Business Day, the Maturity Date shall be extended to the next succeeding Business Day, and to such payable amounts shall be added the Interest which shall have accrued during such extension period at the rate per annum herein specified.

5.

Replacement of Note.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and (if mutilated) upon surrender and cancellation of this Note, the Company shall make and deliver to the Holder a new note of like tenor in lieu of this Note.  Any replacement note made and delivered in accordance with this Section 5 shall be dated as of the date hereof.

6.

Conversion.

(a)

Conversion of this Note. To the extent that this Note has not been previously paid in full, at the option of the Holder and upon the Holder’s compliance with the notice and surrender provisions of Section 6(b) below, at any time or from time to time on or prior to the Maturity Date, the Principal and accrued and unpaid Interest of this Note (and all other amounts owing hereunder) may, at no expense to the Holder, be converted, in whole or in part, into such number of fully paid and non-assessable shares of Common Stock as shall be obtained by dividing the aggregate Principal and Interest (and all other amounts owing hereunder) to be converted by the Conversion Price.  Notwithstanding anything herein to the contrary, the Company shall have the right to not permit the conversion of any accrued and unpaid Interest into shares of Common Stock if and to the extent such conversion would result in the  Investors holding, in the aggregate, on a fully-diluted basis, more than 49% of the outstanding Common Stock of the Company; provided, however, the Company shall apply any such denial pro rata across the Investors based on the outstanding principal amount of their notes purchased under the Note Purchase Agreement.

(b)

Mechanics of Conversion.  If the Holder determines to convert this Note, the Holder shall (i) provide notice to the Company, of this Note to be converted and the name or names in which the Holder wishes the Common Stock to be issued, and (ii) surrender this Note, duly endorsed, at the office of the Company, or at such other place designated by the Company.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note as provided in the immediately preceding sentence.  On or promptly after the date of conversion of all or any portion of this Note and subject to the Company having received this Note, the Company shall issue and deliver to or upon the order of such Holder evidence of the issuance of the number of shares of Common Stock to which such Holder shall be entitled.

(c)

No Fractional Shares; Release of Obligations under Note.  No fractional shares of Common Stock shall be issued upon conversion of the Principal and accrued and unpaid Interest under this Note (and all other amounts owing hereunder), as the case may be, in accordance with this Section 6.  In lieu of the Company issuing any fractional shares of Common Stock to the Holder, the Company shall pay to the Holder an amount in cash equal to the product of the fraction and Conversion Price within 15 days of conversion in accordance with this Section 6.  Upon conversion of all of the Principal and accrued and unpaid Interest under this Note (and all other amounts owing hereunder), the issuance of shares of Common Stock and payment in lieu of fractional shares (if necessary), the Company shall be forever released from all of its obligations, undertakings and liabilities under this Note.

(d)

Issuance of Certificates; Issuance Tax.  Promptly upon any conversion of the Principal and accrued and unpaid Interest under this Note (and all other amounts owing hereunder), as the case may be, in accordance with this Section 6, the Company shall issue to the Holder certificates representing the number of shares of Common Stock into which the Principal and accrued and unpaid Interest (and all other amounts owing hereunder), if applicable, have been converted.  The issuance of certificates representing shares of Common Stock upon conversion of the Principal and accrued and unpaid Interest under this Note (and all other amounts owing hereunder), if applicable, in accordance with this Section 6 shall be made without charge to the Holder for any issuance tax in respect thereof, if any.

(e)

Reservation of Conversion Securities.  The Company agrees to duly reserve, for issuance upon conversion of the Principal and accrued and unpaid Interest, if applicable, under this Note in accordance with this Section 6, a sufficient number of authorized shares of Common Stock for purposes of conversion pursuant to Section 6.  Upon issuance, sale and delivery of any Common Stock, such Common Stock shall be validly issued and outstanding, fully paid and nonassessable, and shall not be subject to preemptive or any similar rights of any person or entity.

7.

Security Interest.

(a)

Grant of Security Interest.  In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of the obligations of the Company hereunder, the Company hereby grants to the Holder a continuing security interest in and to all of the Collateral and all Proceeds of all or any of the Collateral.

(b)

Covenants, Representations and Warranties regarding Security Interest.

(i)

The Company hereby represents and warrants that (A) the Security Interest constitutes a valid security interest under the UCC securing the Secured Obligations; and (B) when UCC financing statements shall have been filed in the appropriate UCC filing office for a debtor that is a registered organization in the State of Nevada, the Security Interest shall constitute a perfected security interest in the Collateral, prior to all other Liens and rights of others therein other than the Existing Liens, and (C) the Company has rights in, and marketable title to, the Collateral.

(ii)

The Company will not change its name, identity or corporate structure in any manner unless it shall have given the Holder prior notice thereof and delivered an opinion of counsel with respect to the continued perfected Security Interest.  The Company will not change the location of (i) its jurisdiction of organization, (ii) its chief executive office or principal place of business or (iii) the locations where it keeps or holds any Collateral or any records relating thereto unless it shall have given the Holder prior notice thereof and delivered an opinion of counsel with respect to the continued perfected Security Interest.  The Company shall not in any event change the location of any Collateral, change the jurisdiction of incorporation or transfer any assets (to a subsidiary or otherwise) if such change would cause the Security Interest in such Collateral to lapse or cease to be perfected.

(iii)

The Company will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financings or continuation statements or amendments to any existing financing statements under the UCC) that from time to time may be necessary or desirable, or that the Holder may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interest, or to enable the Holder to exercise or enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral.  To the extent permitted by applicable law, the Company hereby authorizes the Holder to execute and file financing statements or continuation statements or amendments to any existing financing statements without the Company’s signature appearing thereon.  The Company agrees that a carbon, photographic, photostatic or other reproduction of this Note or of a financing statement is sufficient as a financing statement.

(c)

Remedies. In case of the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may exercise all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised).  The Holder may be the purchaser of any or all of the Collateral so sold at any public sale.  The Company will execute and deliver such documents and take such other action as the Holder deems necessary or advisable in order that any such sale may be made in compliance with law.  Upon any such sale the Collateral shall be delivered, assigned and transferred to the Holder.  At any such sale, the Holder shall hold the Collateral absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Company which may be waived, and the Company, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

(d)

Power of Attorney.  The Company hereby irrevocably appoints the Holder its true and lawful attorney, with full power of substitution, in the name of the Company for the sole use and benefit of the Holder, but at the Company’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral: (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof; (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto; (iii) to sell, transfer, assign or otherwise deal in or with the same or the Proceeds or avails thereof, as fully and effectually as if the Holder were the absolute owner thereof, and (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; provided that the Holder shall give the Company not less than ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Company agrees that such notice constitutes “reasonable notification” within the meaning of Section 9-610(b) of the UCC.

(e)

Termination of Security Interest.  Upon the repayment in full of all Secured Obligations and the termination of any obligations under this Note, the Security Interest shall terminate and all rights to the Collateral shall revert to the Company.  The Holder agrees that it will take all actions, including filing termination statements, evidencing the same.

(f)

Exculpation.  The Holder shall have no duties or responsibilities except those expressly set forth in this Note, and the Holder shall not by reason of this Note (or otherwise) be a trustee for the Company or have any fiduciary obligation to the Company.  Neither the Holder nor any of its directors, officers, employees or agents (collectively, the “Related Parties”) shall be liable to the Company for any action taken or omitted to be taken by it under this Note or in any agreements delivered in connection therewith, or in connection herewith or therewith, except for its own willful misconduct or gross negligence.

8.

Costs and Expenses.  The Company shall be responsible for all expenses incurred by any Holder in connection with any conversion of Principal and accrued and unpaid Interest under this Note.

9.

No Waivers by Delay or Partial Exercise.  No delay by the Holder in exercising any powers or rights hereunder shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise.

10.

Further Assurances.  Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Note.

11.

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

If to the Company:

eRoomSystem Technologies, Inc.

106 East 13200 South

Draper, UT 84020-8954

Attention:  President

Telecopy: 801-572-3122

With a copy to:

Gregory Hrncir

4147 Sumac Dr.

Sherman Oaks, CA 91403

If to the Holder:

Frieda Wolman

140/4 Sanhedria Hamurchevet

Jerusalem, Israel

With a copy to:

Reitler Brown LLC

800 Third Avenue

21st Floor

New York, New York 10022

Attention:  Robert S. Brown, Esq.

Telecopy:  (212) 371-5500

or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

12.

Amendments and Waivers.  No modification, amendment or waiver of any provision of, or consent required by, this Note, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by each of the Company and the Holder. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

13.

Exclusivity and Waiver of Rights.  No failure to exercise and no delay in exercising on the part of any party, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any other rights or remedies provided by law.

14.

Invalidity.  Any term or provision of this Note shall be ineffective to the extent it is declared invalid or unenforceable, without rendering invalid or enforceable the remaining terms and provisions of this Note.

15.

Headings.  Headings used in this Note are inserted for convenience only and shall not affect the meaning of any term or provision of this Note.

16.

Counterparts.  This Note may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which collectively shall constitute one and the same agreement.

17.

Assignment.  This Note and the rights and obligations hereunder shall not be assignable or transferable by the Company without the prior written consent of the Holder.  The Holder may assign this Note and the rights and obligations hereunder without the prior written consent of the Company.  Any instrument purporting to make an assignment in violation of this Section 17 shall be void.

18.

Survival.  Unless otherwise expressly provided herein, all representations warranties, agreements and covenants contained in this Note shall survive the execution hereof and shall remain in full force and effect until the earliest to occur of (i) the payment in full of all Principal and accrued and unpaid Interest and all other amounts owing under this Note, and (ii) the conversion of all of the Principal and accrued and unpaid Interest and all other amounts owing under this Note, if applicable, into Common Stock in accordance with Section 6.

19.

Miscellaneous.  This Note shall inure to the benefit of the Company and the Holder, and all their respective successors and permitted assigns.  Nothing in this Note is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Note or any provision herein contained.

20.

GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

21.

CONSENT TO JURISDICTION.  THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATES OF NEW YORK AND UTAH AND OF THE FEDERAL COURTS SITTING IN THE STATES OF NEW YORK AND UTAH.  THE COMPANY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR FEDERAL COURT, AND ACCORDINGLY, THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH LITIGATION IN ANY SUCH COURT.

22.

WAIVER OF JURY TRIAL.   THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.  THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE HOLDER HAS BEEN INDUCED TO ENTER INTO THIS NOTE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

23.

Miscellaneous. The Company hereby expressly waives presentment, demand, protest, or notice of any kind.  The Company agrees to pay all fees, costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by Holder in endeavoring to collect any amounts payable hereunder which are not paid when due, whether at maturity, upon acceleration or otherwise.

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56190v9

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

EROOMSYSTEM TECHNOLOGIES, INC.

By:

/s/David S. Harkness

Name:

  David S. Harkness

Title:

  Chief Executive Officer & Chairman